EMPLOYMENT AGREEMENT


          AGREEMENT made as of the 10th day of July, 1996, by and between Dr. Oliver Hilsenrath, residing at 32 Essex Court, Alamo CA 94507 (hereinafter referred to as the "Employee") and Labyrinth Communications Technology Group, Inc. ("Labyrinth"), Mantra Technologies, Inc. ("Mantra") and American Toys, Inc. ("Atoys"), (hereinafter collectively referred to as the "Company").

                       W I T N E S S E T H :

          WHEREAS, Atoy has entered into stock purchase agreements dated July 10,1996 (the "Agreements"), to acquire 51% of the outstanding shares of each of Labyrinth and Mantra ("Mantra"); and

          WHEREAS, Prior to the closing of the Agreements, Employee is the sole stockholder of both Labyrinth and Mantra; and

          WHEREAS, Atoy is redirecting its corporate strategy include the development of wireless technology, the development of internet software, the manufacture and development of multimedia products; and

          WHEREAS, Employee is experienced in these fields; and

          WHEREAS, the Company desires to employ the Employee and desires to secure the experience, ability and services of the Employee for the Company, Mantra and Labyrinth; and

          WHEREAS, the Employee desires to be employed by the Company for a period of five years, pursuant to the terms and conditions herein set forth, superseding all prior agreements between the Company, its subsidiaries and/or predecessors and Employee;


          NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:

                                          ARTICLE I

                                          EMPLOYMENT

          Subject to and upon the terms and conditions of this Agreement, the Company hereby employs and agrees to continue the employment of the Employee, and the Employee hereby accepts such continued employment in his capacity as President and Chief Executive Officer of the Atoy and Labyrinth and acting president of Mantra. In this capacity, Employee will report to the Board of Directors. It is understood between the parties that Mantra, once an operating entity may seek to replace Dr. Hilsenrath as its president, which shall have no affect on this Agreement.

                                          ARTICLE II

                                            DUTIES

          (A) The Employee shall, during the term of his employment with the Company, and subject to the direction and control of the Company's
Board of Directors, perform such duties and functions related to his position as he may be called upon to perform by the Company's Board of Directors during the term of this Agreement.

          (B) The Employee agrees to devote 100% of his business time and best efforts to the performance of his duties for the Company, Mantra and Labyrinth and to render such services as the board of directors of such companies shall require.

          (C) The Employee shall perform, in conjunction with the Company's Senior Management, to the best of his ability the following services and duties for the Company, Mantra and Labyrinth (by way of example, and not by way of limitation):

          (i) Those duties attendant to the position with the Company for which he is hired;

          (ii)              Corporate development;

          (iii)             Formulation of the Company's business plans and
                       implementation of such plans subject to the direction
                            of the Board of Directors;

          (iv) Promotion of the relationships of the Company and its subsidiary corporations with their respective employees, customers, suppliers and others in the business community;

          (v)               Research and development.

          (D) Employee shall be based in the New York and California area, and shall undertake such occasional travel, within or without the United States as is or may be reasonably necessary in the interests of the Company.


                                         ARTICLE III

                                         COMPENSATION

          (A) Commencing with the commencement date hereof, the Company shall pay to Employee a salary at the rate of $160,000 per annum until July 10, 1998 and increasing by 10% on each of July 10, 1998, 1999 and 2000, thereafter that this Agreement shall be in effect (payable in equal weekly installments or pursuant to such regular pay periods adopted by the Company) (the "Base Salary").

          (B) The Company shall deduct from Employee's compensation all federal, state and local taxes which it may now or may hereafter be required to deduct, however, in the event that the non-accountable expense allowance, or any portion thereof, described in Article III Paragraph (C) is deemed to subject to any taxes, then, the Company shall pay all taxes due on said expense allowance at such time as said taxes are due.

                                          ARTICLE IV

                                           BENEFITS

          (A) During the term hereof, (i) the Company shall provide Employee with Blue Cross/Blue Shield or equivalent health insurance benefits and major medical insurance; (ii) Employee shall be reimbursed by the Company upon presentation of appropriate vouchers for all business expenses incurred by the Employee on behalf of the Company; (iii) the Company shall provide the Employee with an automobile suitable for his position and reimburse reasonable automobile expenses including repairs, maintenance, gasoline charges, mobile phone, etc. via receipted expense reports.

          (B) In the event the Company wishes to obtain Key Man life insurance on the life of Employee, Employee agrees to cooperate with the Company in completing any applications necessary to obtain such insurance and promptly submit to such physical examinations and furnish such information as any proposed insurance carrier may request.

          (C) For each year of the term hereof, Employee shall be entitled to four weeks paid vacation.

                                          ARTICLE V

                                        NON-DISCLOSURE

          The Employee shall not, at any time during or after the termination of his employment hereunder except when acting on be half of and with the authorization of the Company, make use of or disclose to any person, corporation, or other entity, for any purpose whatsoever, any trade secret or other confidential information concerning the Company's business, finances, proposed and current services and pricing, and any information relating to the Company's business (collectively referred to as the "Proprietary Information"). For the purposes of this Agreement, trade secrets and confidential information shall mean information disclosed to the Employee or known by him as a consequence of his employment by the Company, whether or not pursuant to this Agreement, and not generally known in the industry, concerning the business, finances, methods, operations, marketing information, pricing and information relating to proposed expansion of the Company or the Company's business plans. The Employee acknowledges that trade secrets and other items of confidential information, as they may exist from time to time, are valuable and unique assets of the Company, and that disclosure of any such information would cause substantial injury to the Company. The foregoing is intended to be confirmatory of the common law of the state of New York relating to trade secrets and confidential information.

                                          ARTICLE VI

                                     RESTRICTIVE COVENANT

          (A) In the event of the voluntary termination of employment with the Company or Employee's discharge in accordance with Article X paragraph (A), Employee agrees that he will not, for a period of two years following such termination, directly or indirectly enter into or become associated with or engage in any other business (whether as a partner, officer, director, shareholder, employee, consultant, or otherwise), which business is in competition with that of the Company, including but not exclusively any business in the field of wireless communications.

          (B) If any court shall hold that the duration of non-competition or any other restriction contained in this paragraph is unenforceable, it is our intention that same shall not thereby be terminated but shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable or in the alternative such judicially substituted term may be substituted therefor.

                                         ARTICLE VII

                                             TERM

          This Agreement shall be for a term of five years commencing on the date first set forth above and terminating July , 2001, unless sooner terminated pursuant to the terms hereof.

                                         ARTICLE VIII

                              PATENTS, COPYRIGHTS AND TRADEMARKS

          All research and development which is undertaken by the Company and its employees as well as all products and services developed therefrom, including but not exclusively all patentable technology and products developed by Employee in the field of Wireless Communications and all software developed shall be patented, copyrighted and trademarked, as applicable, as soon as practicable and all patents, copyrights and trademarks filed shall be accompanied by an assignment where a patent application has been filed, to either Labyrinth, Mantra or Atoy as appropriate. The
Company shall own outright all the technology, products and tradenames and trademarks used by the Company.

                                          ARTICLE IX

                                    DISABILITY DURING TERM

          In the event that the Employee becomes totally disabled so that he is unable or prevented from performing any one or all of his usual duties hereunder for a period of four (4) consecutive months then, and in that event, the Company shall continue to compensate him and he shall receive his Base Salary as provided under Article III of this Agreement for a period of twenty-four (24) months commencing from the date of such total disability. The aforesaid obligations of the Company shall not extend beyond the term of this Agreement. The obligation of the Company to make the aforesaid payments shall be modified and reduced and the Company shall receive a credit for all disability insurance payments which Employee may receive or to which he may become entitled; and provided further that the payments herein provided shall not extend beyond the term of this Agreement.

                                          ARTICLE X

                                  TERMINATION OR RESIGNATION

          (a)  The Company may terminate this Agreement:

                   (i) Upon the death of Employee during the term hereof, except that the Employee's legal representatives, successors, assigns and heirs shall have those rights and interests as other wise provided in this Agreement, including the right to receive accrued but unpaid bonus compensation, if any.

                   (ii) Subject to the terms of Article IX herein, upon written notice from the Company to the Employee, if Employee becomes totally disabled and as a result of such total disability, has been prevented from and unable to perform all of his duties hereunder for a consecutive period of four (4) months.

                   (iii) If the Employee engages in fraud, misappropriation or embezzlement of Company funds or gross negligence in the performance of his duties.

                   (iv) If the Employee engages in the misappropriation of corporate opportunities.

          (B)      The Employee may only terminate this Agreement:

            (i) In the event Employee is totally disabled and as a result of such total disability, has been prevented from and unable to perform all of his duties hereunder for a consecutive period of four (4) months.

                   (ii) In the event the Employee's duties are inconsistent with the Employee's position, duties, responsibilities and status with the Company immediately prior to a change in control of the Company.

                                          ARTICLE XI

                                         STOCK OPTIONS

          As an inducement to Employee to enter into this Agreement the Company hereby grants to Employee options to purchase shares of the Company's Common Stock, $.01 par value, upon and subject to the following conditions:

          (a) Subject to the terms and conditions of a stock option agreement the Employee is hereby granted options, to purchase 1,500,000 shares of the Atoy's common stock, all of which options shall be vested and exercisable as of the dates hereof for a term of five years. The option shall contain such other terms and conditions as set forth in the stock option agreement. The exercise price of the options shall be $2.00 per share, subject to adjustment. The foregoing options are intended to qualify as incentive stock options.

          The Options provided for herein are not transferable by Employee and shall be exercised only by Employee, or by his legal representative or executor, as provided under the terms of the stock option agreement. Such Option shall terminate as provided under the terms of the stock option agreement.

                                         ARTICLE XII

                               TERMINATION OF PRIOR AGREEMENTS

          This Agreement sets forth the entire agreement between the parties and supersedes all prior agreements between the parties, whether oral or written, without prejudice to Employee's right to all accrued compensation prior to the effective date of this Agreement.


                                         ARTICLE XIII

                                         ARBITRATION

          Any dispute arising out of the interpretation, application and/or performance of this Agreement with the sole exception of any claim, breach or violation arising under Articles V or VI hereof shall be settled through final and binding arbitration before a single arbitrator in the City of New York, the State of New York in accordance with the rules of the American Arbitration Association. The arbitrator shall be selected by the Association and shall be an attorney at law experienced in the field of corporate law. Any judgment upon any arbitration award may be entered in any court, federal or state, having competent jurisdiction of the parties.

                                         ARTICLE XIV

                                         SEVERABILITY

          If any provision of this Agreement shall be held invalid and unenforceable, the remainder of this Agreement shall remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.



                                          ARTICLE XV

                                            NOTICE

          All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the address as included in the company's records or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph.

                                         ARTICLE XVI

                                           BENEFIT

          This Agreement shall inure to, and shall be binding upon, the parties hereto, the successors and assigns of the Company, and the heirs and personal representatives of the Employee.

                                         ARTICLE XVII

                                            WAIVER

          The waiver by either party of any breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of construction and validity.

                                        ARTICLE XVIII

                                        GOVERNING LAW

          This Agreement has been negotiated and executed in the State of New York, and New York law shall govern its construction and validity.


                                         ARTICLE XIX

                                         JURISDICTION

          Any or all actions or proceedings which may be brought by the Company or Employee under this Agreement shall be brought in courts having a situs within the State of New York and Employee hereby consents to the jurisdiction of any local, state or federal court located within the State of New York.

                                          ARTICLE XX

                                       ENTIRE AGREEMENT

          This Agreement contains the entire agreement between the parties hereto. No change, addition or amendment shall be made hereto, except by written agreement signed by the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hands and seals the day and year first above written.

(Corporate Seal)
                                                          AMERICAN TOYS, INC.



               By:
                   _________________________________
                   Name:
                   Title:




___________________________________
                                                                (Employee)